Exhibit 99

            Wright Medical Group, Inc. Reports Results for
                  Second Quarter Ended June 30, 2004

      ARLINGTON, Tenn.--(BUSINESS WIRE)--July 27, 2004--

           Company Posts Record Quarterly Sales Performance and 34% Increase in Net Income

    Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its second quarter ended June 30, 2004.
    Net sales totaled $75.6 million during the second quarter of 2004, representing a 22% increase over net sales of $62.2 million during the second quarter of 2003. Net sales during the second quarter reached a record level for any quarter in the Company's history, representing Wright's third sequential quarter of all-time record quarterly sales performance. Excluding the impact of foreign currency, net sales increased 19% during the second quarter. Net income for the second quarter of 2004 totaled $6.7 million, or $.19 per diluted share, an increase of 34% compared to net income for the second quarter of 2003 of $5.0 million, or $.15 per diluted share.
    For the first six months of 2004, the Company's net sales totaled $150.5 million, representing a 25% increase over net sales of $120.8 million for the first half of 2003. Excluding the impact of foreign currency, net sales increased 21% during the first half of 2004. For the first six months of 2004, net income totaled $13.3 million, or $.38 per diluted share. Net income for the first six months of 2003 totaled $7.0 million, or $.21 per diluted share, including the after-tax effect of a $4.6 million in-process research and development ("IPRD") charge that resulted from the Company's acquisition of certain ADCON(R) Gel technology assets during the first quarter of 2003. Excluding the effect of the 2003 IPRD charge, net income for the first half of the year increased 35%, from $9.8 million in 2003, as adjusted, to $13.3 million in 2004, while diluted earnings per share increased 31%, from $.29 per diluted share in 2003, as adjusted, to $.38 in 2004. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.
    F. Barry Bays, Executive Chairman of the Board of Directors commented, "We are very pleased with our second quarter earnings performance, which achieved the upper end of our communicated outlook range, and also our strong sales performance, which surpassed the quarterly sales targets we had established previously. Notably, during the second quarter we again posted a rate of sales growth that places us among the leaders in our industry. Our second quarter success was the result of continued growth across all product lines, including the outstanding sales performances of our biologics and hip product lines, which both achieved growth rates of 30% globally. Our hip business continued to deliver broad-based growth, particularly in our domestic markets, with ceramic and metal hard bearing surfaces leading the way."
    Laurence Y. Fairey, recently-appointed President and Chief Executive Officer commented, "Our record second quarter sales performance and exceptional operating results demonstrate the strong momentum that resides within Wright. The operating expense leverage that has contributed to our bottom-line expansion for the past several years was once again evident during the quarter, as we continued to leverage existing infrastructure. This, combined with our sales performance, generated second quarter operating income and net income growth of 40% and 34%, respectively. We believe that Wright has the opportunity to maintain these trends, and we eagerly look forward to the second half of 2004 and beyond."

    Sales Review

    Globally, the Company experienced growth across all of its major product lines during the second quarter of 2004, with the Company's hip, extremity, and biologics product lines again posting exceptional growth rates. Specifically, global net sales of the Company's hip, biologics, extremity and knee product lines increased by 30%, 30%, 16% and 14%, respectively, during the second quarter of 2004 when compared to the second quarter of 2003.
    Domestic sales totaled $44.8 million during the second quarter of 2004 and $89.1 million during the first half of 2004, representing increases of 19% and 23%, compared to the respective year-ago periods. Second quarter domestic sales of the Company's hip, biologics, extremity and knee product lines reflected growth of 36%, 25%, 12% and 6%, respectively.
    International sales totaled $30.9 million during the second quarter, an increase of 25% compared to the second quarter of 2003. For the first half of 2004, international sales reached $61.4 million, an increase of 27% compared to the first half of 2003. The Company's international sales results included favorable foreign currency impacts totaling approximately $1.4 million and $4.9 million during the second quarter and the first half of 2004, respectively.

    Outlook

    The Company has upwardly-revised its previously-communicated sales target for the full year 2004 to a target range of $294 million to $297 million, and has increased the lower end of its previously-communicated earnings per share outlook, for a revised target range of $0.72 to $0.75 per diluted share for 2004.
    The Company's anticipated targets for the third quarter of 2004 for net sales are in the range of $68 million to $70 million, representing sales growth objectives between approximately 15% and 18% for the quarter, with earnings per share results ranging from $0.13 to $0.15 per diluted share. These targets for both the full year and third quarter of 2004 exclude the effect of possible future acquisitions or other material future business developments.
    The Company's anticipated targets for net sales, operating income and earnings per share are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-818-5264 (domestic) or 913-981-4910
(international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central
Time) on August 2, 2004. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 296158. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.
    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as operating income, as adjusted, net income, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe-Harbor Statement

    This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2003), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.


                      Wright Medical Group, Inc.
            Condensed Consolidated Statements of Operations
           (in thousands, except per share data--unaudited)

                                Three Months Ended  Six Months Ended
                                ------------------ -------------------
                                 June 30, June 30, June 30,  June 30,
                                   2004     2003     2004      2003
                                 -------- -------- --------- ---------

Net sales                        $75,616  $62,152  $150,533  $120,774
Cost of sales                     21,383   17,386    41,769    32,926
                                 -------- -------- --------- ---------
     Gross profit                 54,233   44,766   108,764    87,848

Operating expenses:
  Selling, general and
   administrative                 37,714   31,963    74,848    62,268
  Research and development         4,524    3,908     9,506     7,443
  Amortization of intangible
   assets                            928      923     1,870     1,727
  Stock-based expense                465      420       889       829
  Acquired in-process research
   and development costs               -        -         -     4,558
                                 -------- -------- --------- ---------
     Total operating expenses     43,631   37,214    87,113    76,825
                                 -------- -------- --------- ---------

     Operating income             10,602    7,552    21,651    11,023
Interest expense, net                301      312       585       578
Other income, net                    (52)    (481)      (14)     (511)
                                 -------- -------- --------- ---------
     Income before income taxes   10,353    7,721    21,080    10,956
Provision for income taxes         3,665    2,723     7,778     3,957
                                 -------- -------- --------- ---------
     Net income                  $ 6,688  $ 4,998  $ 13,302  $  6,999
                                 ======== ======== ========= =========

Net income per share, basic      $  0.20  $  0.15  $   0.40  $   0.21
                                 ======== ======== ========= =========
Net income per share, diluted    $  0.19  $  0.15  $   0.38  $   0.21
                                 ======== ======== ========= =========
Weighted-average number of
 common shares outstanding,
 basic                            33,347   32,772    33,212    32,744
                                 ======== ======== ========= =========
Weighted-average number of
 common shares outstanding,
 diluted                          35,493   34,237    35,388    34,085
                                 ======== ======== ========= =========


                      Wright Medical Group, Inc.
                      Consolidated Sales Analysis
                   (dollars in thousands--unaudited)

                  Three Months Ended            Six Months Ended
              --------------------------  ----------------------------
              June 30, June 30,    %      June 30,  June 30,     %
                2004     2003    change     2004      2003     change
              -------- -------- --------  --------- --------- --------
Geographic
----------
Domestic      $44,751  $37,494     19.4%  $ 89,128  $ 72,574     22.8%
International  30,865   24,658     25.2%    61,405    48,200     27.4%
              -------- -------- --------  --------- --------- --------
Total net
 sales        $75,616  $62,152     21.7%  $150,533  $120,774     24.6%
              ======== ======== ========  ========= ========= ========

Product Line
------------
Hip products  $25,266  $19,502     29.6%  $ 50,127  $ 37,192     34.8%
Knee products  22,475   19,755     13.8%    45,214    39,419     14.7%
Biologics
 products      15,980   12,275     30.2%    30,700    23,684     29.6%
Extremity
 products       9,059    7,805     16.1%    18,313    15,235     20.2%
Other           2,836    2,815      0.7%     6,179     5,244     17.8%
              -------- -------- --------  --------- --------- --------
Total net
 sales        $75,616  $62,152     21.7%  $150,533  $120,774     24.6%
              ======== ======== ========  ========= ========= ========


                      Wright Medical Group, Inc.
  Reconciliation of Operating Income to Operating Income, As Adjusted
                   (dollars in thousands--unaudited)

                                  Three Months Ended Six Months Ended
                                  ------------------ -----------------
                                  June 30, June 30,  June 30, June 30,
                                    2004     2003      2004     2003
                                  -------- --------- -------- --------
Operating income, as reported     $10,602  $  7,552  $21,651  $11,023
Add:  Acquired in-process
 research and development costs         -         -        -    4,558
                                  -------- --------- -------- --------
Operating income, as adjusted     $10,602  $  7,552  $21,651  $15,581
                                  ======== ========= ======== ========


                      Wright Medical Group, Inc.
        Reconciliation of Net Income to Net Income, As Adjusted
           (in thousands, except per share data--unaudited)

                                  Three Months Ended Six Months Ended
                                  ------------------ -----------------
                                  June 30,  June 30, June 30, June 30,
                                    2004      2003     2004     2003
                                  --------- -------- -------- --------
Net income, as reported             $6,688   $4,998  $13,302   $6,999
Add:  Acquired in-process research
 and development costs, net of tax       -        -        -    2,819
                                  --------------------------- --------
Net income, as adjusted             $6,688   $4,998  $13,302   $9,818
                                  ========= ======== ======== ========

Net income, as adjusted, per
 share, basic                       $ 0.20   $ 0.15  $  0.40   $ 0.30
                                  ========= ======== ======== ========
Net income, as adjusted, per
 share, diluted                     $ 0.19   $ 0.15  $  0.38   $ 0.29
                                  ========= ======== ======== ========
Weighted-average number of common
 shares outstanding, basic          33,347   32,772   33,212   32,744
                                  ========= ======== ======== ========
Weighted-average number of common
 shares outstanding, diluted        35,493   34,237   35,388   34,085
                                  ========= ======== ======== ========


                      Wright Medical Group, Inc.
                 Condensed Consolidated Balance Sheets
                   (dollars in thousands--unaudited)

                                                June 30,  December 31,
                                                  2004        2003
                                                --------- ------------
Assets
Current assets:
  Cash and cash equivalents                      $ 72,235  $   66,571
  Accounts receivable, net                         63,213      55,821
  Inventories                                      70,714      64,204
  Prepaid expenses and other current assets        19,843      23,928
                                                 --------- -----------
     Total current assets                         226,005     210,524
                                                 --------- -----------

Property, plant and equipment, net                 67,552      66,915
Intangible assets, net                             25,835      29,894
Other assets                                       16,315      14,770
                                                 --------- -----------
   Total assets                                  $335,707  $  322,103
                                                 ========= ===========

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                               $ 17,818  $   14,227
  Accrued expenses and other current liabilities   41,609      42,814
  Current portion of long-term obligations          6,242       6,228
                                                 --------- -----------
     Total current liabilities                     65,669      63,269
                                                 --------- -----------
Long-term obligations                               8,191      11,096
Other liabilities                                   6,819       9,420
                                                 --------- -----------
   Total liabilities                               80,679      83,785
                                                 --------- -----------

Stockholders' equity                              255,028     238,318
                                                 --------- -----------
   Total liabilities and stockholders' equity    $335,707  $  322,103
                                                 ========= ===========




    CONTACT: Wright Medical Group Inc., Arlington
             John K. Bakewell, 901-867-4527